Exhibit 3.9

Doña Natalia Butragueño Rodriguez-Borlado, Secretario del Consejo de Administración de SANTANDER FINANCE PREFERRED, S.A.,Unipersonal

CERTIFICO

Que la reunión de la Junta General Universal de Accionistas de la Sociedad, celebrada en EL DOMICILIO SOCIAL, el día 2 DE ABRIL DE DOS MIL CINCO, con asistencia del único Accionista que representa la totalidad del capital suscrito y desembolsado, bajo la Presidencia de D. JOSÉ ANTONIO SOLER RAMOS, y con la Secretaría de doña Natalia Butragueño Rodríguez-Borlado, se adoptaron, por unanimidad los siguientes acuerdos, incluidos en el Orden del Día, que fue así mismo aprobado por unanimidad:

1.- MODIFICACION DE LOS ESTUTOS SOCIALES.

Se acuerda la SUPRESIÓN  dentro del Título III de los Estatutos Sociales, del artículo 31 ,  RELATIVO AL COMITÉ DE AUDITORÍA,  si bien a efectos de no proceder a la renumeración de los artículos correspondientes a los Estatutos Sociales, dentro de los mismos, en el lugar correspondiente a dicho artículo aparecerá el siguiente epígrafe:

“ARTÍCULO 31.- SIN CONTENIDO”

2.- ACEPTACIÓN DE DIMISONES.

Se acepta la dimisión como Consejeros de la Sociedad y miembros del Comité de Auditoría DON JOSE MARÍA GARCÍA TUBÍO, DOÑA MARTA ELORZA TRUEBA y DON JESÚS CEPEDA CANO,  a quienes se agradece expresamente los servicios prestados a la sociedad, quedando fijado en tres el número de miembros del Consejo de Administración, integrado por D. JOSÉ ANTONIO SOLER RAMOS, DON IÑIGO BARRERA AMANN y DON ANTONIO TORÍO MARTÍN.

3.- FACULTADES PARA ELEVAR A PÚBLICO.

Se faculta a cualquiera de los miembros del Consejo de Administración para que por sí sólo pueda elevar a público los acuerdos adoptados.

Asimismo CERTIFICO

Que el Acta de la Sesión de la Junta Universal y Extraordinaria de Accionistas fue aprobada por unanimidad y firmada una vez finalizada la misma por el Secretario con el Visto Bueno del Señor Presidente y por el representante del accionista asistente, titular de la totalidad del capital suscrito y desembolsado de la sociedad.

Y para que así conste a los oportunos efectos, expido y firmo la presente certificación con el Visto Bueno del Señor Presidente, en Madrid, a  5 DE ABRIL DE 2005

La Secretario del Consejo                      VºBº El Presidente.- José Antonio Soler Ramos